UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2003

Kyphon Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49804 (Commission File Number)	77-0366069 (IRS Employer Identification No.)

1350 Bordeaux Drive Sunnyvale, California (Address of principal executive offices)		94089 (Zip Code)

Registrant’s telephone number, including area code    (408) 548-6500

Item 5.    Other Events

On February 25, 2003, Kyphon Inc. (“Kyphon”) acquired Sanatis GmbH, a privately-held developer and manufacturer of orthopedic biomaterials based in Rosbach, Germany (“Sanatis”). Under the terms of the Stock Purchase Agreement attached as Exhibit 10.14, Kyphon paid Sanatis shareholders approximately $3,200,000 in cash, and has reserved in escrow approximately $1,100,000 as contingent consideration to be paid under certain circumstances.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

Exhibit 10.14	Stock Purchase Agreement by and between Kyphon and the shareholders of Sanatis executed February 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYPHON INC.

Date: March 7, 2003	By:	/s/ RICHARD MOTT
Richard Mott, President and Chief Executive Officer

EXHIBIT INDEX

Exhibits
10.14	Stock Purchase Agreement by and between Kyphon and the shareholders of Sanatis executed February 12, 2003.